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                                                                      EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-48532) of U.S. Bancorp of our report dated June 18, 2001 relating to the financial statements of the Mercantile Bancorporation Inc. Horizon Investment and Savings Plan and Trust, which appears in this Form 11-K.




/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Milwaukee, Wisconsin
June 29, 2001